Peerless Systems Corporation
1933 Act File No.  333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3570 (Primary Standard Industrial Classification Code Number)	95-3732595 (I.R.S. Employer Identification Number)
__________________________

300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203) 350-0040
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
__________________________

Timothy E. Brog
Chairman and Chief Executive Officer
Peerless Systems Corporation
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203) 350-0040
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Copy to:
Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 297-5596
__________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐   Accelerated filer  ☐   Non-accelerated filer  ☐     Smaller reporting company  ☒

__________________________

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one common share of Peerless Value Opportunity Fund, par value $.0001, and one warrant in Peerless Systems Corporation(2)	2,000	$10	$20,000	$2.32
Warrants of Peerless Systems Corporation, included as part of the Units(3)	2,000	-	-	(4)
Common Stock, par value $.001 per share, of Peerless Systems Corporation underlying the Warrants(3)	2,000	$5	$10,000	$1.16
Total Fee				$3.48

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	The common shares of Peerless Value Opportunity Fund are being registered by the Fund pursuant to a Registration Statement on Form N-2. The common shares are included in the Units and no separate consideration will be received for them.
(3)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable upon the exercise of the warrants registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(4)	No fee required pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 29, 2011

Peerless Systems Corporation

$10.00 Per Unit
_____________________

Peerless Systems Corporation, a Delaware corporation (“Peerless”), is offering [•] Units at a price of $10 per Unit.  Each Unit is comprised of: (i) one common share, par value $.0001 per share (the “Fund Common Shares”), of the Peerless Value Opportunity Fund, a Delaware business trust and a newly organized, non-diversified, closed-end management investment company (the “Fund”) and (ii) one warrant (the “Peerless Warrant”) to purchase one share of Peerless common stock, par value $.001 per share (the “Peerless Common Stock”), at an exercise price of $5.00 per share.  The prospectus of the Fund, dated ______, 2011 (the “Fund Prospectus”), is attached to this prospectus as Appendix A and includes detailed information regarding the Fund and the Fund Common Shares.  This prospectus provides information regarding the offer and sale of the Units, the Peerless Warrants and the Peerless Common Stock.  You should read this prospectus, together with the Fund Prospectus, and keep both for future reference.

The Units, Fund Common Shares and Peerless Warrants are expected to be listed on The Nasdaq Capital Market under the symbols “PRLSU,” “PVOF” and “PRLSW,” respectively.

Investing in the Units, Peerless Warrants and Peerless Common Stock involves certain risks that are described in the “Risks Factors” section beginning on page 3 of this prospectus.  Investing in the Fund Common Shares involves certain risks that are described in the “Risk Factors” section beginning on page 9 of the Fund Prospectus.

	Price to Public	Sales Load (2)	Estimated Offering Expenses	Proceeds After Expenses to the Fund
Per Unit (1)	$10.00	$[•]	$.04	$[•]
Total (3)	$[•]	$[•]	$[•]	$[•]

(1)	Each Unit consists of one Fund Common Share and one Peerless Warrant.
(2)
Peerless has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  See “Underwriting” beginning on page [•] of this prospectus.

(3)
Peerless has granted the underwriters an option to purchase up to [•] additional Units at the public offering price, less the sales load, within 45 days of the date of this prospectus solely to cover overallotments, if any.  If such option is exercised in full, the total price to public, sales load, estimated offering expenses and proceeds, after expenses, will be $[•], $[•], $[•] and $[•], respectively.  See “Underwriting” beginning on page [•] of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Units to purchasers on or about [•][•], 2011.

[Underwriter]	[Underwriter]	[Underwriter]

The date of this prospectus is [•][•], 2011.

(continued from previous page)

This is the initial public offering of the Units and Peerless Warrants, as well as the Fund Common Shares.  Currently, there is no public market for the Units or Peerless Warrants, or for the Fund Common Shares.   We are registering the Units, Peerless Warrants and the shares of Peerless Common Stock issuable upon exercise of the warrants. The Fund is registering on a Form N-2 the Fund Common Shares.  We have reserved with The Nasdaq Capital Market the ticker symbols “PRLSU,” “PVOF” and “PRLSW” for trading of the Units, Fund Common Shares and Peerless Warrants, respectively, and intend to apply to have each of the Units and Peerless Warrants listed on The Nasdaq Capital Market.   The Fund Common Shares and Peerless Warrants are expected to begin separate trading on The Nasdaq Capital Market five trading days following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option and its exercise in full.  However such separate trading is subject to our filing certain information on Form 8-K with the SEC and issuing a press release announcing when such separate trading will begin.  Shares of Peerless Common Stock are currently listed on The Nasdaq Capital Market under the symbol “PRLS” and the Peerless Common Stock issuable upon exercise of the Peerless Warrants will be listed under the same symbol upon notice of issuance.  However, we cannot assure you, that the securities offered in this prospectus will be, and Peerless Common Stock will continue to be, listed on The Nasdaq Capital Market.

The Peerless Warrants provide the holders thereof with a potential opportunity to benefit in any appreciation in value of Peerless Common Stock due to the investment management agreement between Peerless’ indirect, wholly-owned subsidiary, Locksmith Capital Advisors Inc., a Delaware corporation (“LCA”), and the Fund, as well as Peerless’ other business activities.

This prospectus sets forth concisely important information about Peerless that a prospective investor should to know before investing in the Units.  Additional information about the Fund is set forth in the Fund Prospectus attached as Appendix A to this prospectus.  You should read these prospectuses carefully before you invest, and keep them for future reference.

Additional information regarding Peerless is also incorporated by reference to Peerless’ filings with the SEC.  See “Additional Information Regarding Peerless” on page 14.

The Units, the Fund Common Shares, the Peerless Warrants and the Peerless Common Stock underlying the Peerless Warrants do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
Risks Relating to Investing in the Peerless Warrants and the Underlying Peerless Common Stock	3
Risks Related to LCA	4
Risks Related to the Structure of Peerless’ Business	6
USE OF PROCEEDS	6
PEERLESS SYSTEMS CORPORATION	7
Forward-Looking Statements Regarding Peerless	7
Description of Peerless Securities	7
Directors and Executive Officers of Peerless	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
INCORPORATION BY REFERENCE OF CERTAIN INFORMATION REGARDING PEERLESS	11
PLAN OF DISTRIBUTION	12
ADDITIONAL INFORMATION REGARDING PEERLESS	14
LEGAL MATTERS	15
EXPERTS	15

You should rely only on the information included or incorporated by reference in this prospectus.  Peerless has not, and the underwriters have not, authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Peerless is not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information included in this prospectus is accurate as of any date other than the date on the front of this prospectus.   Peerless’ prospects, business, financial condition and results of operations each may have changed since the date on the front of this prospectus.  Peerless will amend this prospectus if there are any material changes to the information provided subsequent to the date of the prospectus and prior to completion of this offering.

PROSPECTUS SUMMARY

This is only a summary of certain terms of the prospectus.  You should review the more detailed information contained elsewhere in this prospectus prior to making an investment in  Peerless Systems Corporation (“Peerless”).  For a more complete understanding of Peerless and this offering, we encourage you to read this prospectus in its entirety, especially the risks regarding Peerless discussed under “Risk Factors” and Peerless’ financial statements incorporated by reference hereto. Additional important information is set forth in the Fund Prospectus attached as Appendix A hereto.

The Offeror
Peerless Systems Corporation, a Delaware corporation, is transitioning its primary business from licensing imaging technology to the asset management industry.  Peerless’ newly-formed subsidiary, Peerless Asset Management Inc., a Delaware corporation (“PAM”), is seeking to become a leading provider to investors of alternative investment strategies in a closed-end fund structure, which strategies are typically offered by hedge funds.  Peerless will also continue to operate its legacy technology licensing business.  Peerless’ common stock, par value $.001 per share (the “Peerless Common Stock”), is traded on The Nasdaq Capital Market under the symbol “PRLS”.  Locksmith Capital Advisors Inc., a Delaware corporation (“LCA”) will apply to become registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).  LCA is a direct, wholly-owned subsidiary of PAM and will be the investment advisor to Peerless Value Opportunity Fund, a Delaware business trust and a newly organized, non-diversified, closed-end management investment company (the “Fund”).  The Fund is the issuer of the Fund Common Shares included in the Units.

Peerless’ executive offices are located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, and its telephone number is (203) 350-0040.

The Offering
Peerless is offering [•] Units at a price of $10 per Unit.  Each Unit is comprised of: (i) one Fund Common Share and (ii) one Peerless Warrant.  The Fund Prospectus, which accompanies this prospectus, includes detailed information regarding the Fund and the Fund Common Shares.  This prospectus provides information regarding Peerless and the offer and sale by Peerless of the Units,  the Peerless Warrants and the Peerless Common Stock.  You should read this prospectus, together with the Fund Prospectus, and keep both for future reference.  The Underwriters have been granted an option to purchase up to [•] additional Units to cover over-allotments, if any.  See “Plan of Distribution.”  Peerless has agreed to pay all organizational costs of the Fund and all offering costs of the Fund and Peerless (other than the sales load) that exceed $.04 per Unit.

The Peerless Warrants
The Peerless Warrants become exercisable 60 days following the effective date of this prospectus, provided that no exercise shall be permitted which would either result in (i) an increase in ownership of 20% or more of, or (ii) an aggregate ownership of 25% or more of, the Peerless Common Stock by any person or group.  Each Peerless Warrant has an exercise price of $5.00 and is exercisable for one share of Peerless Common Stock.  The Peerless Warrants expire on [•][•], 2013, two years after the effective date of this prospectus.  See “Peerless Systems Corporation – Description of Peerless Securities” in this prospectus.

Who May Want to Invest
Investors should consider their own investment goals, time horizon and risk tolerance before investing in the Units.  An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program.

The Units may be an appropriate investment for you if you are seeking to invest in the Fund and the opportunity to participate through the Peerless Warrants in the growth of Peerless, the parent of the Fund’s investment advisor.  See “Peerless Systems Corporation."

Listing of Securities
We have applied to list the Units, and Peerless Warrants and the Fund Common Shares on The Nasdaq Capital Market upon the consummation of the offering, subject to notice of issuance.  The trading or “ticker” symbols of the Units, Peerless Warrants and Fund Common Shares will be “PRLSU,” “PRLSW” and “PVOF,” respectively.  Subject to notice of issuance, the shares of Peerless Common Stock underlying the Peerless Warrants will be listed on The Nasdaq Capital Market under the symbol “PRLS,” the symbol under which the existing shares of Peerless Common Stock are listed.

Risk Factors	Risks of investing in the Peerless Warrants and the Peerless Common Stock include:
●	If Peerless is unable to maintain a current prospectus relating to the common stock underlying the Peerless Warrants, the Peerless Warrants may have little or no value and their market may be limited.
●
The exercise of Peerless Warrants in the future would increase the number of shares of Peerless Common Stock eligible for future resale in the public market and result in dilution to Peerless stockholders.  This might have an adverse effect on the market price of the Peerless Common Stock.

●	LCA is a newly-formed entity which does not have any operating history.
●	The investment advisory fees LCA receives may decrease in a market or general economic downturn, which would decrease Peerless’ revenues and net income.
●
LCA faces strong competition from financial services firms, many of which have the ability to offer clients a wider range of products and services than LCA offers, which could lead to pricing pressures that could have a material adverse affect on its revenue and profitability.

●
LCA currently relies on the Fund for all of LCA’s business, and the loss of the Fund as a client, or adverse developments with respect to the financial condition of the Fund could reduce LCA’s revenue and therefore have a material impact on Peerless’ financial condition.

More information regarding risks of investing in Peerless’ securities is included in Item 1A of Peerless’ Annual Report on Form 10-K for the year ended January 31, 2011 filed with the SEC on May 2, 2011 (the “Peerless Form 10-K”).  See “Risk Factors” beginning on page 3 of this prospectus.

The Fund
Important information regarding the Fund Common Shares and the Fund is included in the Fund Prospectus attached as Appendix A to this prospectus, including the Fund’s closed-end fund structure, investment objectives, investments, investment advisor, use of leverage, dividends and distributions on the Fund Common Shares, dividend reinvestment plan, tax matters, use of leverage, custodian and transfer agent, administrative services agent and risk factors.

The Fund Common Shares involve a high degree of risk, including the Fund’s lack of prior operating history, LCA’s lack of investment management experience, the non-diversified status of the Fund under the Investment Company Act, the volatility and concentration of the Fund’s investments, the illiquid nature of some of the Fund’s portfolio securities and the risks relating to a limited public market for the Fund Common Shares.  See “Risk Factors” beginning on page 3 of the Fund Prospectus attached as Appendix A to this prospectus.

RISK FACTORS

An investment in the Units involves risk.  You should carefully consider the risks we describe below before deciding to invest in the Units.  In assessing these risks, you should also refer to the other information included in this prospectus and Peerless’ financial statements incorporated by reference hereto, including the notes thereto.  This discussion contains forward-looking statements.  See “Peerless Systems Corporation - Forward-Looking Statements” for a discussion of uncertainties, risks and assumptions associated with these statements.  You should also carefully consider the risks described under “Risk Factors” in the Fund Prospectus attached as Appendix A to this prospectus.

Risks Relating to Investing in the Peerless Warrants and the Underlying Peerless Common Stock

You may not exercise your Peerless Warrants if such exercise would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.

In accordance with Sections 2(a)(4) and 15(d) of the Investment Company Act, the Management Agreement between the Fund and Peerless requires the consent of the Fund’s Trustees and shareholders upon an assignment of a controlling block of Peerless’ securities.  If such consent is not received, the Management Agreement will terminate.  Under Section 2(a)(9) of the Investment Company Act, there is a rebuttable presumption that  25% or more of the voting securities of a company constitutes a controlling block. Under the Exchange Act, any person or group acquiring beneficial ownership of 5% or more of the Peerless Common Stock is required to file with the SEC a Schedule 13D or 13G reporting such ownership.  To prevent the risk that the exercise of Peerless Warrants would result in a termination of the Management Agreement, the Peerless Warrants include a provision prohibiting any exercise that would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.  You will not be able to exercise your Peerless Warrants if such exercise would violate either of such limitations.

If Peerless is unable to maintain a current prospectus relating to the common stock underlying the Peerless Warrants, the Peerless Warrants may have little or no value and their markets may be limited.

The Peerless Warrants will not be exercisable and Peerless will not be obligated to issue shares of Peerless Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Peerless Common Stock issuable upon exercise of the Peerless Warrants is current and the Peerless Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Under the terms of the warrant agreement between [•], as warrant agent, and Peerless, Peerless has agreed to use its best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the Peerless Warrants until the expiration of the Peerless Warrants.  However, Peerless may not be able to do so.  If the prospectus relating to the common stock issuable upon exercise of the Peerless Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Peerless Warrants reside, the Peerless Warrants may not be exercisable before they expire and Peerless will not net-cash settle the Peerless Warrants.  Thus, the Peerless Warrants may be deprived of any value.  The market for the Peerless Warrants may be limited, and the Peerless Warrants may expire worthless and unredeemed.

The exercise of Peerless Warrants in the future would increase the number of shares of Peerless Common Stock eligible for  resale in the public market and result in an increase in the number of outstanding shares of Peerless Common Stock.  This might have an adverse effect on certain per share financial information, as well as the market price of the Peerless Common Stock.

To the extent Peerless Warrants are exercised, additional shares of Peerless Common Stock will be issued, which will result in an increase of the total number of outstanding shares of Peerless Common Stock and increase the number of shares eligible for resale in the public market.  Sales of substantial numbers of such shares in the public market could adversely affect certain Peerless financial information measured on a per share basis (including, but not limited to, earnings per share), which could in turn affect the market price of the Peerless Common Stock.

An investment in Peerless Warrants or Peerless Common Stock is also an investment in Peerless’ historical businesses and any other new businesses which Peerless may acquire or otherwise conduct.

Peerless is transitioning its primary business from licensing imaging technology to the asset management industry.  Peerless’ newly-formed subsidiary, PAM, is seeking to become a leading provider to investors of alternative investment strategies in a closed-end fund structure, which strategies are typically offered by hedge funds.  Peerless has historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets, and continues to operate this legacy business.   An investment in the Peerless Warrants and Peerless Common Stock is subject to the risks associated with Peerless’ licensing business, as well as the risks associated with the business of PAM.

Risks Related to LCA

LCA does not have any operating history

Although LCA’s management and members of its Investment Committee have significant experience in managing capital and making investments in the public markets, because it is a newly formed entity, LCA has no prior experience operating a registered investment company.

The investment advisory fees LCA receives may decrease in a market or general economic downturn, which would decrease its revenues and net income.

Because LCA is in the investment advisory business, its net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors on LCA’s assets under management, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment and client retention; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions.  These and other factors subject LCA to an increased risk of asset volatility.

Substantially all of LCA’s revenues are determined by the amount of assets under management.  Under LCA’s investment advisory contract with the Fund, the investment advisory fee is typically based on the Fund’s net asset value.

A decline in LCA’s assets under management for any reason, including, but not limited to any reason stated above, may have a material adverse effect on the results of operations and financial condition of LCA and Peerless.

The financial services industry faces substantial regulatory risks and LCA may experience reduced revenues and profitability if its services are not regarded as compliant with the regulatory regime.

The financial services industry is subject to extensive regulation.  Many regulators, including United States government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of an investment advisor.  The requirements imposed by regulators are designed to ensure the integrity of the financial markets and not to protect Peerless’ shareholders.

Governmental and self-regulatory organizations, including the SEC, the Financial Industry Regulatory Authority, or FINRA, and national securities exchanges such as the New York Stock Exchange (through its regulatory entity, NYSE Regulation, Inc.), impose and enforce regulations on financial services companies.  The types of regulations to which investment advisors and managers are subject are extensive and include, among other things: recordkeeping, fee arrangements, client disclosure, custody of customer assets, and the conduct of officers and employees.

The regulatory environment in which Peerless operates is also subject to modifications and further regulations.  For example, the growing trend of separating the fees mutual fund managers pay brokerage firms for investment research from brokerage commissions may trigger restrictions under the Investment Advisers Act.  New laws or regulations or changes in the enforcement of existing laws or regulations applicable to LCA, including any changes stemming from the ongoing global credit crisis, may adversely affect its business, and its ability to function in this environment depends on its ability to constantly monitor and react to these changes.

LCA faces strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than LCA offers, which could lead to pricing pressures that could have a material adverse affect on its revenue and profitability.

LCA competes with other firms – both domestic and foreign – in a number of areas, including investment performance, the quality of its employees, transaction execution, products and services, innovation, reputation and price.  LCA also faces significant competition as a result of a recent trend toward consolidation in the investment management industry.  In the past several years, there has been substantial consolidation and convergence among companies in this industry.  In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions.  Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking, insurance, brokerage, investment management and investment banking services, which may enhance their competitive positions.  They also have the ability to support investment management activity with commercial banking, investment banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on its business.  LCA believes, in light of increasing industry consolidation that competition will continue to increase from providers of financial services products.  LCA may fail to attract new business and may lose clients if, among other reasons, LCA is not able to compete effectively.

LCA’s Management Agreement with the Fund is subject to termination on short notice.  Termination of this agreement will have a material impact on Peerless’ results of operations.

LCA will derive almost all of its revenue from an investment advisory contract with the Fund.  This contract is terminable by the Trustees without penalty upon 60 days’ notice.  LCA cannot be certain that it will be able to retain the Fund as a client.  If the Trustees of the Fund terminate the Management Agreement, LCA would lose all or substantially all of its revenues.  This would have a material adverse effect on Peerless’ results of operations.

  A change in control of Peerless would automatically terminate the Management Agreement between LCA and the Fund, unless the Board of Trustees and Common Shareholders voted to continue the agreement.

Under the Investment Company Act, an investment management agreement with a fund must provide for its automatic termination in the event of its assignment.  Under the Investment Advisers Act, a client’s investment management agreement may not be “assigned” by the investment advisor without the client’s consent.  An investment management agreement is considered under both acts to be assigned to another party when a controlling block of the advisor’s securities is transferred.  An assignment of the Management Agreement may occur if, among other things, Peerless sells or issues a certain number of shares of Peerless Common Stock in the future.  LCA cannot be certain that the Fund will consent to an assignment of the Management Agreement or approve a new agreement with LCA if a change of control occurs.  Additionally, this restriction may discourage potential purchasers from considering an acquisition of a controlling interest in Peerless.

If LCA’s advisory contracts are assigned, LCA may receive a benefit in connection with the sale of LCA’s business only if certain conditions are met.

If LCA sells its business and, as a result, the Management Agreement is assigned, LCA may receive a benefit in connection with its sale of its business only if certain conditions are met following the sale and assignment of the advisory contracts.  Among these conditions is a requirement that no “unfair burden” be imposed on the Fund as a result of the transaction.  An unfair burden will be deemed to exist if, during the two years after the transaction, the predecessor or successor advisor or any interested person thereof is entitled to compensation from any person engaged in transactions with Peerless or from Peerless or its stockholders for other than bona fide advisory or administrative services.  This restriction may also discourage potential purchasers from considering an acquisition of a controlling interest in Peerless.

Loss of key employees could lead to the loss of clients, a decline in revenue and disruptions to its business.

LCA’s ability to attract and retain personnel is important to its ability to add new clients and to retain the Fund as a client.  The market for senior executives, qualified wholesalers, compliance professionals, marketing professionals, key managers and other professionals is competitive.  Loss of a significant number of key personnel may lead to the loss of clients, a decline in revenue and disruptions to the investment advisory business.

LCA currently relies on the Fund for all of its business, and the loss of the Fund as a client, or adverse developments with respect to the financial condition of the Fund could reduce Peerless’ revenue.

Currently, LCA’s revenue is entirely dependent upon its relationship with the Fund.  LCA expects this to continue in future periods for the foreseeable future.  This leaves LCA vulnerable to any adverse change in the financial condition of the Fund.  The loss of its relationship with the Fund of these relationships would have a material adverse impact on Peerless’ revenues.

Risks Related to the Structure of Peerless’ Business

The failure to receive regular distributions from LCA will adversely affect Peerless.

Because LCA is an indirect, wholly-owned subsidiary of Peerless, Peerless expects to receive substantial cash from distributions made to Peerless by LCA.  LCA’s payment of distributions to Peerless may be subject to claims by LCA’s creditors and to limitations applicable to LCA under federal and state laws, including securities and bankruptcy laws.  Additionally, LCA may default on some or all of the distributions that are payable to Peerless.  As a result, Peerless cannot guarantee it will always receive these distributions from LCA.  The failure to receive the distributions to which Peerless is entitled would adversely affect us, and may affect its ability to make payments on its obligations.

Peerless’ right to receive any assets of LCA upon its liquidation or reorganization, and thus the right of its stockholders to participate in those assets, typically would be subordinated to the claims of LCA’s creditors.  In addition, even if Peerless were a creditor of LCA, its rights as a creditor would be subordinated to any security interest and indebtedness of LCA that is senior to it.

The risk factors set forth in Part I, Item 1A of the Peerless Form 10-K are hereby incorporated by reference herein.  Such risk factors are supplemented by the risks set forth in this prospectus.

USE OF PROCEEDS

Peerless will receive all net proceeds from the offer and sale of the Units and distribute all of such net proceeds to the Fund. The net proceeds of the offering of the Units will be approximately $[•] ($[•] if the Underwriters exercise the overallotment option in full) after payment of the estimated offering costs.

Upon the exercise of the Peerless Warrants, Peerless will receive cash proceeds of $5.00 per share, subject to adjustment described under “Peerless Systems Corporation – Description of Peerless Securities.” These proceeds will be used for general capital requirements of Peerless.

Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) that exceed $.04 per Unit.  The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objectives and policies described in the Fund Prospectus attached as Appendix A to this prospectus.

PEERLESS SYSTEMS CORPORATION

A description of Peerless’ business is hereby incorporated by reference to Part I, Item 1 of the Peerless Form 10-K.  Such description is hereby supplemented as follows:

On May 12, 2011, LCA was formed as an indirect, wholly-owned subsidiary of Peerless.  LCA will be the advisor to the Fund and will apply to become a registered investment advisor.

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets.   Peerless seeks to maximize the value of its historical licensing business.  Peerless is also transitioning its primary business from licensing imaging technology to the asset management industry.  Peerless’ newly-formed subsidiary, PAM, is seeking to become a leading provider to investors of alternative investment strategies in a closed-end fund structure, which strategies are typically offered by hedge funds.

Forward-Looking Statements Regarding Peerless

Statements made by Peerless in this prospectus that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act.  These forward-looking statements are necessary estimates reflecting the judgment of Peerless’ senior management based on its current estimates, expectations, forecasts and projections and include comments that express Peerless’ current opinions about trends and factors that may impact future operating results.  Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.  These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of Peerless’ control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements.  These risks, uncertainties and other factors which could cause results to differ materially from management’s expectations are discussed in this prospectus.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors – Risks Related to Investing in Peerless Warrants and Peerless Common Stock” below and the section entitled “Risk Factors” in the Peerless Form 10-K and any Quarterly Reports on Form 10-Q subsequently filed by Peerless.  Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by Peerless about its businesses including, without limitation, the risk factors discussed above.

            Peerless intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbor.  Investors are cautioned not to rely on forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, Peerless does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Description of Peerless Securities

Peerless Warrants

Each Unit is comprised of one Fund Common Share and one Peerless Warrant, which entitles the owner thereof to purchase one share of Peerless Common Stock.

No Peerless Warrants are currently outstanding.  Each Peerless Warrant entitles the registered holder to purchase one share of Peerless Common Stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the 60th day following the date of this prospectus and will expire within two years from the effective date of this prospectus at 5:00 p.m. New York City Time.  The Peerless Common Stock is currently traded on The Nasdaq Capital Market under the ticker “PRLS” and the shares of Peerless Common Stock underlying the Peerless Warrants are expected to be listed under the same symbol.  In accordance with Sections 2(a)(4) and 15(d) of the Investment Company Act, the Management Agreement between the Fund and Peerless requires the consent of the Fund’s Board of Trustees and shareholders upon an assignment of a controlling block of Peerless’ securities.  If such consent is not received, the Management Agreement will terminate. To prevent the risk that the exercise of Peerless Warrants would result in a termination of the Management Agreement, the Peerless Warrants include a provision prohibiting any exercise that would either result in (i) an increase in ownership of 20% or more of or (ii) an aggregate ownership of 25% or more of the Peerless Common Stock by any person or group.

The Peerless Warrants will be issued in certificated form under a warrant agreement between Peerless and [●] as warrant agent.  You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Peerless Warrants.

The exercise price and number of shares of Peerless Common Stock issuable on exercise of the Peerless Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or a recapitalization, reorganization, merger or consolidation of Peerless.  However, the Peerless Warrants will not be adjusted for issuances of Peerless Common Stock at a price below their respective exercise prices.

The Peerless Warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised.  The warrant holders do not have the rights or privileges of holders of Peerless Common Stock and any voting rights until they exercise their warrants and receive shares of Peerless Common Stock.  After the issuance of shares of Peerless Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to Peerless Common Stock issuable upon exercise of the warrants is current and the Peerless Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Peerless has agreed to meet these conditions and use its best efforts to maintain a current prospectus

No fractional shares will be issued upon exercise of the Peerless Warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Peerless will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Each Unit consists of a Fund Common Share and a Peerless Warrant, which will be treated as two separate instruments for United States federal income tax purposes. The amount paid for a Unit must be allocated between the Common Share and the Peerless Warrant based on their respective fair market values at the time of issuance. The initial tax basis of the Peerless Warrant acquired as part of a Unit will equal the portion of the amount paid for the Unit that is allocated to the Peerless Warrant.  Each U.S. holder should consult its own tax advisor regarding the allocation of the purchase price for the Units purchased in the offering.

A holder of Peerless Warrants will generally recognize gain or loss on the sale or other taxable disposition of a Peerless Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received on such disposition and (b) such holder’s tax basis in the Peerless Warrant sold or otherwise disposed of.  Any such gain or loss generally should be a capital gain or loss (provided that the Peerless Common Stock to be issued upon the exercise of such Peerless Warrant would have been a capital asset if acquired by the holder) and will be long-term gain or loss if the Peerless Warrant disposed of was held for more than one year.

Upon the lapse or expiration of a Peerless Warrant, the holder will recognize a loss in an amount equal to such holder’s tax basis in the Peerless Warrant.  Any such loss generally will be a capital loss and will be long-term capital loss if the Peerless Warrant was held for more than one year.

Peerless Common Stock

A description of the Peerless Common Stock is hereby incorporated by reference from the description of Peerless Common Stock contained in Peerless’ Registration Statement on Form 8-A (Reg. No. 000-21287) under Section 12 of the Exchange Act filed with the SEC on August 30, 1996, including any amendment or report filed for the purpose of updating such description.

A holder of a Peerless Warrant should not recognize gain or loss on the exercise of the Peerless Warrant and related purchase of Peerless Common Stock.  The holder’s initial tax basis in the Peerless Common Stock received on the exercise of a Peerless Warrant should be equal to the sum of (a) such holder’s tax basis in such Peerless Warrant, plus (b) the exercise price paid by such holder upon the exercise of such Peerless Warrant.

A U.S. holder who receives a distribution, including a constructive distribution, with respect to a share of Peerless Common Stock will be required to include the amount of such distribution in gross income as a dividend to the extent of the current or accumulated earnings and profits of Peerless, as computed for U.S. federal income tax purposes.  To the extent that a distribution exceeds the current and accumulated earnings and profits of Peerless, such distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the Peerless Common Stock and thereafter as a gain from the sale or exchange of such Peerless Common Stock.

Dividends received on Peerless Common Stock by corporate shareholders will be eligible for the “dividends received deduction.”  For tax years beginning before January 1, 2013, a dividend paid by Peerless to a U.S. Holder who is an individual, estate or trust will be taxed at the preferential tax rates applicable to long-term capital gains if certain holding period requirements for the Peerless Common Stock are met.

Upon the sale or other taxable disposition of Peerless Common Stock, capital gain or loss will generally be recognized in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) the adjusted tax basis of such Peerless Common Stock sold or otherwise disposed of.  Any such gain or loss should be capital gain or loss and will be long-term gain or loss if the holding period for such Peerless Common Stock was held for more than one year.

Directors and Executive Officers of Peerless

A description of the backgrounds of the directors and executive officers of Peerless is incorporated by reference from Part III, Item 10 of the Peerless Form 10-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Peerless Common Stock as of July 15, 2011 by: (i) each director of Peerless; (ii) each executive officer of Peerless; (iii) all executive officers and directors of Peerless as a group; and (iv) all those known by Peerless to be beneficial owners of more than five percent of the outstanding Peerless Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock	Right to Acquire Beneficial Ownership Within 60 Days	Total	Percent of Total
Directors and Executive Officers
Steven M. Bathgate (1)	167,298	35,996	203,294	5.79%
Timothy E. Brog(2)	433,700	159,856	593,556	16.32%
Robert Frankfurt(6)	2,817	-	2,817	*
Jeffrey A. Hammer (3)	32,817	31,666	64,483	1.84%
Robert Kalkstein(4)	10,000	-	10,000	*
Eric Kuby(5)	350,839	-	350,839	10.09%
Jeffrey S. Wald (6)	2,817	8,750	11,567	*
All directors and executive officers as a group (7 persons)	1,000,288	236,268	1,236,556	33.31%

5% Beneficial Holders
North Star Investment Management Company(4)	350,839	-	350,839	10.09%

*Represents less than 1% of the outstanding Peerless Common Stock.This table is based upon information supplied to Peerless by officers and directors, Schedules 13D and 13G, and Forms 3, 4 and 5 if any, filed by principal stockholders with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, Peerless believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 3,476,342 shares of Peerless Common Stock outstanding on July 15, 2011, adjusted as required by rules promulgated by the SEC.  Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares).  In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after July 15, 2011, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Peerless Common Stock actually outstanding at July 15, 2011.  The address of each of Peerless’ directors and executive officers is 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.

(1)
Includes 37,298, 100,000, 10,000 and 10,000 shares of Peerless Common Stock held by Mr. Bathgate, his wife, the Bathgate Family Partnership, Ltd., and Mr. Bathgate's adult child residing with him, respectively. Also includes 7,817 shares of restricted Peerless Common Stock held by Mr. Bathgate.

(2)	Includes 221,667 shares of restricted Peerless Common Stock.
(3)	Includes 7,817 shares of restricted Peerless Common Stock held by Mr. Hammer.
(4)	Includes 5,000 shares of restricted Peerless Common Stock.
(5)
285,647 shares are held by the Kuby-Gottlieb Special Value Fund of which North Star Investment Management Corporation ("North Star") is the investment manager. 62,375 shares are held in other accounts managed by North Star. Mr. Kuby may be deemed to beneficially own such shares because he is the Chief Investment Officer and a member of the investment committee of North Star. Mr. Kuby disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

(6)	Includes 2,817 shares of restricted Peerless Common Stock.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION REGARDING PEERLESS

Information regarding Peerless’ business, properties, and legal proceedings is hereby incorporated by reference to Part I, Items 1, 2 and 3, respectively, of the Peerless Form 10-K.

Information regarding the high and low sales prices for the Peerless Common Stock as reported on The Nasdaq Capital Market and Peerless’ dividend policy is hereby incorporated by reference to Part II, Item 5 of the Peerless Form 10-K.

Financial information regarding Peerless is hereby incorporated by reference from Part II, Item 8 of the Peerless Form 10-K

Management’s discussion and analysis is hereby incorporated by reference to Part II, Item 7 of the Peerless Form 10-K and Part I, Item 2 of Peerless’ Quarterly Report on Form 10-Q for the period ended April 30, 2011, as filed with the Commission on June 13, 2011 (the “Peerless First Quarter 10-Q”).

Information regarding Peerless’ changes in and disagreements with accountants on accounting and financial disclosure is hereby incorporated by reference to Part II, Item 9 of the Peerless Form 10-K.

Information regarding qualitative and quantitative disclosures about Peerless’ market risk is hereby incorporated by reference to Part II, Item 7A of each of the Peerless Form 10-K and the Peerless First Quarter Form 10-Q.

Information regarding Peerless’ executive compensation and compensation committee interlocks and insider participation for the last completed fiscal year is hereby incorporated by reference to Part III, Item 11 of the Peerless Form 10-K.

The information regarding certain relationships and relating transactions is incorporated by reference to Part III, Item 13 of the Peerless Form 10-K.

PLAN OF DISTRIBUTION

[•], [•] and [•] are acting as representatives of the Underwriters named below.  Subject to the terms and conditions stated in an underwriting agreement dated the date of this prospectus (the “Underwriting Agreement”), each Underwriter named below has severally agreed to purchase, and Peerless has agreed to sell to such Underwriter, the number of Units set forth opposite the name of such Underwriter.

Underwriter	Number of Units

Total

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units included in this offering are subject to approval of legal matters by counsel and to other conditions.  The Underwriters are obligated to purchase all the Units (other than those covered by the over-allotment option described below) if they purchase any of the Units.

The Underwriters propose to offer some of the Units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the Units to certain dealers at the public offering price less a concession not to exceed [•] per Unit.  The sales load Peerless will pay of [•] per Unit is equal to [•] of the initial offering price.  The Underwriters may allow, and the dealers may re-allow, a discount not to exceed [•] per Unit on sales to other dealers.  If all of the Units are not sold at the initial offering price, the representatives may change the public offering price and other selling terms.  Investors must pay for any Unit purchased on or before [•].  The representatives have advised Peerless that the Underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

Peerless has granted to the Underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to [•] additional Units at the public offering price less the sales load.  The Underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.  To the extent the option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Units approximately proportionate to such Underwriter’s initial purchase commitment.

Peerless and LCA have agreed that, for a period of 90 days after the date of this prospectus, they will not, without the prior written consent of [•], on behalf of the Underwriters, dispose of or hedge any Units or any securities convertible into or exchangeable for Units, Fund Common Shares, Peerless Warrants or Peerless Common Stock.  [•], in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Prior to this offering, there has been no public market for the Units, or the Fund Common Shares and Peerless Warrants underlying the Units.  Consequently, the initial public offering price for the Units was determined by negotiation among  Peerless, LCA and their representatives.  There can be no assurance, however, that the price at which the Units, and the Fund Common Shares and Peerless Warrants underlying the Units, will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in the Fund Common Shares and Peerless Warrants will develop and continue after this offering.

The following table shows the sales load that will be paid to the Underwriters in connection with this offering.  These amounts are shown assuming both no exercise and full exercise of the Underwriters’ option to purchase additional Units:

Paid by Peerless
	No Exercise	Full Exercise
Per Unit	$	$
Total	$	$

Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than the sales load) that exceed $.04 per Unit.

Certain Underwriters may make a market in the Fund Common Shares after trading in the Fund Common Shares has commenced on the exchange.  No Underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the Underwriters.  No assurance can be given as to the liquidity of, or the trading market for, the Fund Common Shares as a result of any market-making activities undertaken by any Underwriter.  This prospectus is to be used by any Underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the Units in market-making transaction in the OTC market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the offering certain Underwriters may purchase and sell Units in the open market.  These transactions may include short sales, syndicate covering transactions and stabilizing transactions.  Short sales involve syndicate sales of Units in excess of the number of Units to be purchased by the Underwriters in the offering, which creates a syndicate short position.  “Covered” short sales are sales of Units made in an amount up to the number of Units represented by the Underwriters’ over-allotment option.  In determining the source of Units to close out the covered syndicate short position, the Underwriters will consider, among other things, the price of Units available for purchase in the open market as compared to the price at which they may purchase Units through the over-allotment option.  Transactions to close out the covered syndicate short position involve either purchases of Units in the open market after the distribution has been completed or the exercise of the over-allotment option.  The Underwriters may also make “naked” short sales of Units in excess of the over-allotment option.  The Underwriters must close out any naked short position by purchasing Units in the open market.  A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of Units in the open market after pricing that could adversely affect investors who purchase in the offering.  Stabilizing transactions consist of bids for or purchases of Units in the open market while the offering is in progress.

The Underwriters also may impose a penalty bid.  Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when [•] repurchases Units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of Units.  They may also cause the price of Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions.  The Underwriters may conduct these transactions on the Nasdaq Capital Market or in the OTC market, or otherwise.  If the Underwriters commence any of these transactions, they may discontinue them at any time.

LCA anticipates that from time to time certain of the Underwriters may act as brokers or dealers in connection with the execution of the transactions of portfolios managed by LCA, PAM or affiliates thereof after they have ceased to be Underwriters and, subject to certain restrictions, may act as brokers while they are Underwriters.  Certain Underwriters have performed investment banking and advisory services for Peerless and its affiliates from time to time, for which they have received customary fees and expenses.  Certain Underwriters may, from time to time, engage in transactions with or perform services for Peerless in the ordinary course of business.

A prospectus in electronic format may be available on the website maintained by one or more of the Underwriters.  The representatives may agree to allocate a number of Units to the Underwriters for sale to their online brokerage account holders.  The representatives will allocate Units to the Underwriters that may make Internet distributions on the same basis as other allocations.  In addition, Units may be sold by the Underwriters to securities dealers who resell Units to online brokerage account holders.

Peerless and LCA have each agreed to indemnify the Underwriters against, or reimburse losses arising out of, certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The principal business address of [•] is [•].

ADDITIONAL INFORMATION REGARDING PEERLESS

Peerless files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that Peerless files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Peerless’ SEC filings, including the registration statement, of which this prospectus is a part, and the exhibits and schedules thereto.

The SEC allows Peerless (File No. 000-21287) to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that Peerless can disclose important information to you by referring you to other documents filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information.  Peerless incorporates by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	Annual Report on Form 10-K for the fiscal year ended January 31, 2011, filed on May 2, 2011.
●	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011 filed on June 13, 2011.
●	Current Reports on Form 8-K, filed on May 2, 2011, June 13, 2011 and July 21, 2011.
●	Definitive Proxy Statement on Schedule 14A filed with the SEC on June 6, 2011.
●
The description of Peerless Common Stock included in Peerless’ Registration Statement on Form 8-A (Reg. No. 000-21287) under Section 12 of the Exchange Act filed with the SEC on August 30, 1996, including any amendment or report filed for the purpose of updating such description.

Peerless will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).  Our website address is www.peerless.com.

You may request a copy of these documents by writing or telephoning Peerless at:

Investor Relations
Peerless Systems Corporation
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901
(203)-350-0040

In reviewing the agreements included as exhibits to the registration statement (whether incorporated by reference to earlier filings or otherwise), of which this prospectus or any prospectus supplement is a part, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Peerless or the other parties to the agreements.  The agreements contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

LEGAL MATTERS

Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements and/or other offering material. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements and/or other offering materials.

EXPERTS

The consolidated financial statements of Peerless appearing in Peerless’ Annual Report (Form 10-K) for the year ended January 31, 2011 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.               Other Expenses of Issuance and Distribution.

As set forth under “Use of Proceeds” in the prospectus included in Part I of this Registration Statement, Peerless has agreed to pay all organizational costs of the Fund and all offering costs (other than sales load) that exceed $.04 per Unit.

SEC registration fee	$______
FINRA filing fee	$*
NASDAQ Capital Market	$*
Printing and postage	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total expenses	$*

Note:  All listed amounts are estimates.

* To be provided by amendment.

Item 14.               Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. Peerless' Certificate of Incorporation includes such a provision. As a result of this provision, Peerless and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Peerless' Amended and Restated Bylaws provide for indemnification of Peerless' directors, officers, employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of Peerless pursuant to Peerless' Certificate of Incorporation, Amended and Restated Bylaws and the DGCL, Peerless has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Peerless has entered into indemnity agreements with each of its directors and executive officers. These indemnity agreements require that Peerless indemnify each director and executive officer for amounts that he or she is or becomes obligated to pay because of any claim or claims made against him or her by reason of the fact that he or she is or was serving as a director or executive officer of Peerless, by reason of any action (or failure to act) taken by him or her or any action (or failure to act) on his or her part while acting as a director or executive officer of Peerless, or by reason of the fact that he or she is or was serving at Peerless' request as a director or officer. Under the DGCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). The indemnity agreements require Peerless to advance the expenses incurred by a director or executive officer, upon request, provided that the director or executive officer undertakes to repay the advance to the extent that it is ultimately determined that he or she is not entitled to be indemnified by Peerless under the provisions of the indemnity agreements, Peerless' amended and restated bylaws, applicable law or otherwise. Absent the indemnity agreements, indemnification that might be made available to directors and executive officers could be changed by amendments to Peerless' Certificate of Incorporation and Amended and Restated Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Peerless pursuant to the foregoing provisions, Peerless has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.               Recent Sales of Unregistered Securities.

On August 26, 2010, the Board of Directors of Peerless approved a tender offer by Peerless to purchase up to 13,846,153 shares of its common stock at a cash price of $3.25 per share (the “Offer”) in an amount up to $45 million. Peerless commenced the Offer on October 5, 2010. The Offer expired on November 4, 2010.  Giving effect to shares properly tendered pursuant to a notice of guaranteed delivery, a total of 13,214,401 shares were properly tendered and not withdrawn in the Offer at a total purchase price of approximately $42.9 million. Peerless completed the purchase of shares on November 10, 2010. The Offer was undersubscribed and all properly tendered shares were purchased by Peerless. Peerless had 3,357,519 shares outstanding as of November 11, 2010. Total costs in connection with the Offer were approximately $0.1 million.

Item 16.               Exhibits and Financial Statement Schedules.

(a)      Exhibits.  The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

(b)      Financial Statement Schedules.  Not Applicable.

Item 17.               Undertakings.

Peerless hereby undertakes:

(A)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Peerless pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by Peerless pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of Peerless under the Securities Act to any purchaser in the initial distribution of the securities, Peerless undertakes that in a primary offering of securities of Peerless pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, Peerless will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of Peerless relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of Peerless or used or referred to by Peerless;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about Peerless or its securities provided by or on behalf of Peerless; and

(iv) Any other communication that is an offer in the offering made by Peerless to the purchaser.

(B)  Peerless hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Peerless’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Peerless hereby undertakes that for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Peerless pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peerless pursuant to the foregoing provisions, or otherwise, Peerless has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Peerless of expenses incurred or paid by a director, officer or controlling person of Peerless in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peerless will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 29, 2011.

PEERLESS SYSTEMS CORPORATION

By:	/s/ Timothy E. Brog
Name: Timothy E. Brog
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints each of Timothy E. Brog, William Neil and Robert Kalkstein and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-1, and to any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert Kalkstein	Acting Chief Financial Officer	July 29, 2011
Robert Kalkstein	(Principal Financial and Accounting Officer)

/s/ Steven M. Bathgate
Steven M. Bathgate	Director	July 29, 2011

/s/ Timothy E. Brog
Timothy E. Brog	Director	July 29, 2011

/s/ Robert Frankfurt
Robert Frankfurt	Director	July 29, 2011

/s/ Jeffrey A. Hammer
Jeffrey A. Hammer	Director	July 29, 2011

/s/ Eric Kuby
Eric Kuby	Director	July 29, 2011

/s/ Jeffrey S. Wald
Jeffrey S. Wald	Director	July 29, 2011

Signature Page

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement between Peerless Value Opportunity Fund, Peerless Systems Corporation, [names of underwriters], dated ________, 2011.**

3.1(1)	Certificate of Incorporation of Peerless Systems Corporation

3.2(5)	Amended and Restated Bylaws of Peerless Systems Corporation

4.1	Specimen Unit Certificate*

4.2	Specimen Certificate of Peerless Systems Corporation Common Stock*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Peerless Systems Corporation and Warrant Agent*

5.1	Opinion of Foley & Lardner LLP**

10.1(2)(4)	1996 Equity Incentive Plan, as amended and form of stock option agreements thereunder.

10.2(2)(6)	Form of Indemnification Agreement, effective as of March 12, 2001.

10.3(3)(7)	Postscript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless effective as of July 23, 1999.

10.4(3)(7)	Master Technology License Agreement dated January 16, 2000 between Konica Corporation and Peerless Systems Corporation.

10.5(7)	Master Technology License Agreement dated April 1, 1997 between Kyocera Corporation and Peerless Systems Corporation.

10.6(3)(7)	Master Technology License Agreement dated October 15, 1999 between Oki Data Corporation and Peerless Systems Imaging Products, Inc.

10.7(3)(7)	Master Technology License Agreement dated April 1, 2000 between Seiko Epson Corporation and Peerless Systems Imaging Products, Inc.

10.8(3)(7)	Nest Office SDK Development and Reseller Agreement Statement of Work 8 to BDA No. N-A-1 between and Novell, Inc. and Peerless Systems Networking effective as of August 17, 1999.

10.9(3)(7)	Amendment No. 1 to Nest Office SDK Development and Reseller Agreement Statement of Work 8 to BDA No. N-A-1 between and Novell, Inc. and Peerless Systems Networking effective as of August 17, 1999.

10.10(7)	Business Development Agreement by and between Novell and Auco, Inc effective as of September 6, 1996.

10.11(2)(10)	Peerless Systems Corporation 2005 Incentive Award Plan.

Exhibit Index - 1

10.12(3)(8)	Amendment No. 30 to PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as amended.

10.13(9)	Employment Agreement between Peerless Systems Corporation and Timothy E. Brog, dated as of August 26, 2010.

10.14(11)	Amendment No. 22 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of October 14, 2005.

10.15(11)	Amendment No. 24 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of October 14, 2005.

10.16(11)	Amendment No. 26 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of October 13, 2005.

10.17(11)	Amendment No. 27 to the PostScript Software Development License and Sublicense Agreement between Adobe Systems Incorporated and Peerless Systems Corporation, effective as of November 1, 2005.

10.18(14)	Letter dated December 7, 2006 from Adobe Systems Incorporated to Peerless Systems Corporation extending the term of PostScript Software Development License and Sublicense Agreement.

10.19(2)(13)	Asset Purchase Agreement by and between Kyocera-Mita Corporation and Peerless Systems Corporation, dated as of January 9, 2008.

10.20(15)	Addendum V to SOW 8 to BDA No. N-A-1 between Peerless and Novell, Inc., dated April 7, 2009.

21.1	Registrant’s Wholly-Owned Subsidiaries.*

23.1	Consent of Ernst & Young LLP, the Independent Registered Public Accounting Firm of Peerless Systems Corporation.*

23.2	Consent of Foley & Lardner (included in Exhibit 5.1).**

24.1	Power of Attorney. Reference is made to the signature page to this Registration Statement on Form S-1.

99.1 (12)	Prospectus of Peerless Value Opportunity Fund, dated _______, 2011.

* Filed herewith
** To be filed by amendment

Exhibit Index - 2

(1)	Previously filed in Peerless’ Registration Statement on Form S-1 (File No. 333-09357), as amended and incorporated herein by reference.

(2)	Management contract or compensatory plan or arrangement.

(3)	Subject to a Confidential Treatment Order. Portions of this Exhibit have been omitted pursuant to the Confidential Treatment Order.

(4)	Previously filed in Peerless’ Registration Statement on Form S-8 (File No. 333-73562), filed November 16, 2001, and incorporated herein by reference.

(5)	Previously filed in Peerless’ Form 8-K, filed July 11, 2007, and incorporated herein by reference.

(6)	Previously filed in Peerless’ Amendment No. 4 to its Registration Statement on Form S-3 (File No. 333-60284), filed July 27, 2001, and incorporated herein by reference.

(7)	Previously filed in Peerless’ Quarterly Report for the period ended July 31, 2002, filed September 16, 2002, and incorporated herein by reference.

(8)	Previously filed in Peerless’ Quarterly Report for the period ended July 31, 2008, filed September 18, 2008, and incorporated herein by reference.

(9)	Previously filed in Peerless’ Form 8-K, filed August 30, 2010, and incorporated herein by reference.

(10)	Previously filed in Peerless’ Quarterly Report on Form 10-Q filed on December 15, 2010 and incorporated herein by reference.

(11)	Previously filed in Peerless’ Quarterly Report on Form 10-Q filed on December 15, 2005 and incorporated herein by reference.

(12)	Included as Part A to Peerless Value Opportunity Fund's Registration Statement on Form N-2 filed on July 29, 2011 and incorporated herein by reference.

(13)	Previously filed in Peerless’ Form 8-K, filed January 10, 2008, and incorporated herein by reference.

(14)	Previously filed in Peerless’ Form 8-K, filed December 16, 2006, and incorporated herein by reference.

(15)	Previously filed in Peerless’ Form 10-K, filed May 1, 2009, and incorporated herein by reference.

Exhibit Index - 3